UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2014

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2014, Cadence Design Systems, Inc. (“Cadence”) consummated the issuance and sale of $350.0 million aggregate principal amount of its 4.375% Senior Notes due 2024 (the “Notes”) pursuant to an underwriting agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.01, dated October 6, 2014 among Cadence and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto. The Notes were issued pursuant to an indenture dated October 9, 2014 (the “ Base Indenture”) between Cadence and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture,” together with the “Base Indenture,” the “Indenture”) dated October 9, 2014 between Cadence and the Trustee. The Indenture contains certain covenants and events of default and other customary provisions.

The Notes were offered pursuant to Cadence’s Registration Statement on Form S-3 (No. 333-198952) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on September 26, 2014, including the prospectus contained therein dated September 26, 2014, a preliminary prospectus supplement dated October 6, 2014 and a final prospectus supplement dated October 6, 2014.

The Notes bear interest at a rate of 4.375% per year. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2015. Cadence will make each interest payment to the holders of record on the April 1 and October 1 immediately preceding the interest payment dates. The Notes will mature on October 15, 2024. The Notes are unsecured and rank equally in right of payment with all of Cadence’s other existing and future unsecured senior indebtedness. At any time prior to July 15, 2024, Cadence may, at its option, redeem some or all of the Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon to July 15, 2024 (not including any portions of payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 30 basis points. In addition, Cadence may be required to repurchase all outstanding Notes upon the occurrence of a change of control triggering event, as set forth in the Indenture.

The above descriptions of the Underwriting Agreement, the Indenture and the Notes are qualified in their entirety by reference to the Underwriting Agreement, Base Indenture and the Supplemental Indenture (including the form of the Notes included therein), each of which is incorporated by reference into the Registration Statement and which are filed as Exhibits 1.01, 4.01 and 4.02, respectively, to this Current Report on Form 8-K.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.01.

Item 8.01. Other Events.

On October 7, 2014, Cadence issued a press release announcing the pricing of the Notes, which is attached hereto as Exhibit 99.01 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.01	Underwriting Agreement, dated October 6, 2014, among Cadence and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.

4.01	Base Indenture, dated October 9, 2014, between Cadence Design Systems, Inc. and Wells Fargo Bank, National Association, as trustee.

4.02	First Supplemental Indenture, dated October 9, 2014, between Cadence Design Systems, Inc. and Wells Fargo Bank, National Association, as trustee (including the Form of 4.375% Senior Notes due 2024).

5.01	Opinion of Davis Polk & Wardwell LLP.

23.01	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.01).

99.01	Press Release issued by Cadence Design Systems, Inc. on October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2014

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Geoffrey G. Ribar
Geoffrey G. Ribar
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.01	Underwriting Agreement, dated October 6, 2014, among Cadence and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.

4.01	Base Indenture, dated October 9, 2014, between Cadence Design Systems, Inc. and Wells Fargo Bank, National Association, as trustee.

4.02	First Supplemental Indenture, dated October 9, 2014, between Cadence Design Systems, Inc. and Wells Fargo Bank, National Association, as trustee (including the Form of 4.375% Senior Notes due 2024).

5.01	Opinion of Davis Polk & Wardwell LLP.

23.01	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.01).

99.01	Press Release issued by Cadence Design Systems, Inc. on October 7, 2014.